Filed Pursuant to Rule 424(b)(7)
Registration No. 333-285423
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 28, 2025)
15,376,743 Shares

Somnigroup International Inc.
Common Stock

All of the 15,376,743 shares of common stock of Somnigroup International Inc. are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder.
Our common stock is listed on the New York Stock Exchange under the symbol “SGI.” On May 9, 2025, the last reported sale price of our common stock was $60.50 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$62.000	$953,358,066.000
Underwriting discount(1)	$0.458	$7,042,548.294
Proceeds, before expenses, to selling stockholder	$61.542	$946,315,517.706

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.
The underwriter expects to deliver the shares to purchasers on or about May 13, 2025.

Goldman Sachs & Co. LLC

The date of this prospectus supplement is May 12, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus that we prepare or distribute. Neither we, the selling stockholder nor the underwriter has authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or of any sale of our securities. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, before making your investment decision.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts, a prospectus supplement and an accompanying prospectus dated February 28, 2025. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, selling stockholders named in the accompanying prospectus or in one or more supplements to the prospectus may offer or sell shares of our common stock in one or more offerings from time to time.
The accompanying prospectus provides you with a general description of our common stock, which the selling stockholder may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our common stock.
Unless the context indicates otherwise, as used in this prospectus supplement, the terms “Somnigroup,” “Company,” “we,” “our,” “ours” and “us” refer to Somnigroup International Inc. and, where appropriate, its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes information concerning one or more of our plans; objectives; goals; strategies and other information that is not historical information. When used in this prospectus supplement, the words “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “might,” “projects,” “predicts,” “plans,” “proposed,” “targets,” “intends,” “believes,” “will,” “may,” “could,” “is likely to” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations and beliefs and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct.
Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements in this prospectus supplement. These risk factors include the impact of the macroeconomic environment including its impact on consumer behavior in both the U.S. and internationally on our business segments and expectations regarding growth of the mattress industry; changes in economic conditions, including inflationary trends in the price of raw materials; uncertainties arising from global events (including the Russia-Ukraine conflict and the conflict in the Middle East); labor costs and other employment-related costs; the imposition of new tariffs and retaliatory tariffs, increases in existing tariffs and other changes in trade policy and regulations; loss of suppliers and disruptions in the supply of raw materials; competition in our industry; the effects of strategic investments on our operations, including our efforts to expand our global market share and actions taken to increase sales growth, including the acquisition of Mattress Firm Group Inc.; expectations regarding Mattress Firm Group LLC (“Mattress Firm”)’s ongoing operations; the ability to successfully integrate Mattress Firm into the Company’s operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the ability to develop and successfully launch new products; capital project timelines; the ability to realize all synergies and benefits of acquisitions (including the merger with Mattress Firm Group Inc.); our reliance on information technology (“IT”) and the associated risks involving realized or potential security lapses and/or cyber based attacks; the impact of cybersecurity incidents on our business, results of operations or financial condition, including our assessments of such impact; the Company’s ability to restore its critical operational data and IT systems in a reasonable time frame following a cybersecurity incident; changes in interest rates; effects of changes in foreign exchange rates on our reported earnings; expectations regarding our target leverage and our share repurchase program; compliance with regulatory requirements and the possible exposure to liability for failures to comply with these requirements; the outcome of pending tax audits or other tax, regulatory or investigation proceedings and pending litigation; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carryforwards; and our capital structure and debt level, including our ability to meet financial obligations and continue to comply with the terms and financial ratio covenants of our credit facilities.
Other potential risk factors include the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, there may be other factors that may cause our actual results to differ materially from the forward-looking statements.
All forward-looking statements attributable to us apply only as of the date of this prospectus supplement and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. Except as may be required by law, we undertake no obligation to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also read carefully the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
Somnigroup International Inc.
Somnigroup is the world’s largest vertically-integrated bedding company, dedicated to enriching people’s lives through better sleep. With superior capabilities in design, manufacturing, distribution and retail, we deliver breakthrough sleep solutions and serve the evolving needs of consumers in over 100 countries worldwide through our fully-owned businesses, Tempur Sealy, Mattress Firm and Dreams. Our portfolio includes the most highly recognized brands in the industry, including Tempur-Pedic®, Sealy®, Stearns & Foster® and Sleepy’s®, and our global omni-channel platform enables us to meet consumers wherever they shop, offering a personal connection and innovation to provide a unique retail experience and tailored sleep solutions.
Company Information
Our principal executive office is located at 1000 Tempur Way, Lexington, Kentucky 40511 and our telephone number is (800) 878-8889. Somnigroup International Inc. was incorporated under the laws of the State of Delaware in September 2002. Our website address is www.somnigroup.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
The Somnigroup logo and other trademarks or service marks of Somnigroup appearing in this prospectus supplement or the accompanying prospectus are the property of Somnigroup. Other trademarks, service marks or trade names appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

The Offering
Common stock offered by the selling stockholder
15,376,743 shares
Total common stock to be outstanding after this offering
208,584,886 shares
Use of proceeds
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholder will receive all of the proceeds from the sale of shares of common stock hereunder.
Risk factors
Our business is subject to a number of risks that you should consider before making a decision to invest in our common stock. See the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.
New York Stock Exchange symbol
Our common stock is listed on the New York Stock Exchange under the symbol “SGI.”
The above number of shares of our common stock outstanding as of May 8, 2025 excludes 6,467,395 shares of common stock reserved for future issuance following this offering under our equity plans and 8,138,977 shares of common stock issuable upon settlement of performance-based restricted stock units (“PRSUs”), Restricted Stock Units (“RSUs”) and employee stock options outstanding as of May 8, 2025.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements and Information.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder in this offering. The selling stockholder will receive all of the proceeds from the sale of shares of common stock hereunder.

SELLING STOCKHOLDER
The following table sets forth information as of May 8, 2025 with respect to the beneficial ownership of our common stock being offered by the selling stockholder. Beneficial ownership of the selling stockholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. Except as indicated by the footnote below, we believe, based on the information furnished to us, that the person named in the table below has sole voting and investment power with respect to all shares of common stock that it beneficially owns. The percentage of shares beneficially owned prior to, and after, the offering is based on 208,584,886 shares of common stock outstanding as of May 8, 2025.
As used in this prospectus supplement, the term “selling stockholder” means the selling stockholder listed in the table below.

	Beneficial Ownership Prior to This Offering			Beneficial Ownership After This Offering
Name of Selling Stockholder	Shares of Common Stock	% of Total Voting Power Before This Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock	% of Total Voting Power After This Offering
Steenbok Newco 9 Limited(1)	15,376,743	7.4%	15,376,743	—	—%

(1)
Steenbok Newco 9 Limited is the former majority shareholder of Mattress Firm Group Inc., which shareholder is a subsidiary of IBEX Topco B.V., and its registered address is The Space (Floor 3), 120 Regent Street, London, England, W1B 5FE.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
The following discussion describes material U.S. federal income and estate tax considerations that are likely to be relevant to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of shares of our common stock. This discussion deals only with shares of our common stock held as capital assets by Non-U.S. Holders who purchased shares of our common stock in this offering. This discussion does not cover all aspects of U.S. federal taxation that may be relevant to the purchase, ownership or disposition of shares of our common stock by prospective investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including banks, insurance companies or other financial institutions, dealers in securities, persons that will hold more than 5% of our common stock, certain former citizens or residents of the United States, a person that is a “controlled foreign corporation,” a person that is a “passive foreign investment company,” persons holding shares of our common stock as part of a hedge, straddle, conversion or other integrated financial transaction, entities that are treated as partnerships for U.S. federal income tax purposes (or partners therein), or that are otherwise subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”). This section does not address any other U.S. federal tax considerations (such as gift taxes, or the Medicare tax on net investment income) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the purchase, ownership and disposition of shares of our common stock in light of your own particular circumstances, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of any changes in applicable tax laws.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is an individual citizen or resident of the United States, a domestic corporation or otherwise subject to U.S. federal income tax on a net basis with respect to income from our common stock. A “Non-U.S. Holder” means any beneficial owner of shares of our common stock that is not a U.S. Holder.
This discussion is based on the tax laws of the United States, including the Code, existing and proposed regulations and administrative and judicial interpretations, all as currently in effect. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below.
Tax Consequences to Non-U.S. Holders
Dividends. A distribution of cash or property with respect to shares of our common stock generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, up to the Non-U.S. Holder’s tax basis in the shares of our common stock, and thereafter as a capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Common Stock.”
Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty.
Even if a Non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder has furnished a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, or other documentary evidence establishing the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.
In addition, under Sections 1471 through 1474 of the Code and U.S. Treasury Regulations issued thereunder (known as the Foreign Account Tax Compliance Act (“FATCA”)), a Non-U.S. Holder of our common stock will generally be subject to a 30% U.S. withholding tax on dividends in respect of our common stock if the Non-U.S. Holder is not FATCA compliant, or holds its common stock through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that Non-U.S. Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Non-U.S. Holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, the Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Investors should consult their own tax advisors about how these information reporting and withholding tax rules may apply to their investment in shares of our common stock.
Sale, Exchange or Other Taxable Disposition of Common Stock. Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of shares of our common stock.
U.S. Federal Estate Tax. Shares of our common stock held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in the Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS with respect to payments made to certain U.S. Holders. In addition, certain U.S. Holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, fail to certify that they are not subject to backup withholding tax or otherwise fail to comply with applicable backup withholding tax rules. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are exempt from the application of such information reporting requirements and backup withholding tax. Any amount paid as backup withholding is not an additional tax and may be allowed as a refund or creditable against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

SHARES AVAILABLE FOR FUTURE SALE
Our common stock is listed on the New York Stock Exchange under the symbol “SGI.” Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Some shares of our common stock will not be available for sale for a certain period of time after this offering because they are subject to contractual and legal restrictions on resale, some of which are described below. Sales of substantial amounts of common stock in the public market after these restrictions lapse, or the perception that these sales could occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.
Sales of Restricted Securities
As of May 8, 2025, we have 208,584,886 outstanding shares of common stock. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As of May 8, 2025, we have 23,122,421 shares of our common stock that are “restricted securities” within the meaning of Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act, which is summarized below. Subject to the lock-up agreements described below, shares held by our affiliates that are not restricted securities or that have been owned for more than one year may be sold subject to compliance with Rule 144 of the Securities Act without regard to the prescribed one-year holding period under Rule 144.
Equity Awards
On May 5, 2022, we filed a registration statement under the Securities Act to register the shares of common stock to be issued under the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Equity Plan”). As a result, all shares of common stock acquired through equity-based awards granted under the Equity Plan are also freely tradable under the Securities Act unless purchased by our affiliates. Such number of shares of our common stock outstanding excludes 6,467,395 shares of common stock reserved for future issuance following this offering under our equity plans and 8,138,977 shares of common stock issuable upon settlement of PRSUs, RSUs and employee stock options outstanding as of May 8, 2025.
Lock-up Agreements
Upon the completion of the offering, our directors and our executive officers (the “lock-up parties”) will have entered into lock-up agreements pursuant to which each of them, subject to the exceptions described below, will agree, for a period of 30 days after the date of this prospectus supplement, without the prior written consent of Goldman Sachs & Co. LLC, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant, to purchase, lend or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, whether now owned or hereafter acquired by the lock-up parties or with respect to which the lock-up parties have or hereafter acquire the power of disposition (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up parties in accordance with the various rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration statement in connection therewith, under the Securities Act (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly, or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above.

Notwithstanding the foregoing, and subject to the conditions below, the lock-up parties may transfer the Lock-Up Shares without the prior written consent of the underwriter, (i) to the underwriter pursuant to the underwriting agreement and (ii) as described below, provided that (1) the underwriter receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, devisee, trustee, distribute or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported during the Lock-Up Period with the SEC on Form 4 or Form 5 in accordance with Section 16(a) of the Exchange Act, or, in the case of clause (i), (ii), (iii), (iv) and (viii) below, any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such a clause, and (4) the lock-up party does not otherwise voluntarily effect any public filing or report regarding such transfers:
(i)	as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;
(ii)	by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the lock-up parties;
(iii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;
(iv)	pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up parties;
(v)
to any corporation, partnership, limited liability company or other entity of which the lock-up parties or the immediate family of the lock-up parties are the legal and beneficial owner of all the outstanding equity securities or similar interests;

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;
(vii)
to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the lock-up parties or one or more immediate family members of the lock-up parties, or if any lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(viii)
transfers to conduct a “net” or “cashless” settlement, via a disposition to the Company, of any equity awards issued pursuant to an employee benefit plan maintained by the Company or any of its subsidiaries which is described in this prospectus supplement or any documents incorporated by reference herein, including for the payment of exercise price and tax and remittance payments due, provided that (A) any common stock received upon such exercise shall be subject to the restrictions contained herein and (B) if the lock-up party is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of common stock during the lock-up period related to such an exercise by the lock-up parties, the lock-up party shall include a statement in such report to the effect that the filing relates to the satisfaction of net share settlement or tax withholding obligations of the lock-up party in connection with such settlement; or

(ix)
to us upon a lock-up party’s death, disability or termination of employment or other service relationship with us; provided that such shares of our common stock were issued to the lock-up party pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in this this prospectus supplement or any documents incorporated by reference herein.

Furthermore, the lock-up parties may sell shares of our common stock purchased by the lock-up parties on the open market following this offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC or otherwise, and (ii) the lock-up parties do not otherwise voluntarily effect any public filing or report regarding such sales.
The lock-up agreements with respect to 3,219,740 shares held by certain employees of Mattress Firm, which are a portion of the 34,200,000 shares issued in connection with our acquisition of Mattress Firm Group Inc., are subject to certain customary exceptions and, in general, will expire on February 5, 2027, two years after the closing date of the acquisition.

Rule 144
In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to be or have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without registration, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of a prior owner other than an affiliate, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.
In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates, who have met the six-month holding period for beneficial ownership of “restricted shares” of our common stock, are entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:
•	1% of the number of shares of our common stock then outstanding, which will equal 2,086 shares immediately after this offering; and
•
the average reported weekly trading volume of our common stock on the New York Stock Exchange during the four calendar weeks preceding the date of filing a Notice of Proposed Sale of Securities Pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. The sale of these shares, or the perception that sales will be made, could adversely affect the price of our common stock after this offering because a substantial supply of shares would be, or would be perceived to be, available for sale in the public market.

UNDERWRITING
Goldman Sachs & Co. LLC is acting as underwriter for this offering.
Subject to the terms and conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase, and the selling stockholder has agreed to sell to the underwriter, the number of shares indicated below:

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	15,376,743
Total	15,376,743

The underwriter is offering the shares of common stock subject to prior sale. The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriter has agreed to purchase all of the shares of common stock being offered by the selling stockholder subject to the terms and conditions set forth in the underwriting agreement.
The following table shows the per share and total public offering price, underwriting discounts and proceeds, before expenses, to the selling stockholder.

	Per share	Total
Public offering price	$62.000	$953,358,066.000
Underwriting discount	$0.458	$7,042,548.294
Proceeds, before expenses, to selling stockholder	$61.542	$946,315,517.706

The expenses of this offering (including the expenses of the selling stockholder), not including underwriting discounts and commissions or fees and expenses of the selling stockholder’s own legal counsel, are estimated at $650,000 and are payable by us.
We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
No Sales of Similar Securities
We have agreed, for a period of 30 days after the date of this prospectus supplement, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC. The foregoing sentence shall not apply to (A) any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in this prospectus supplement or any documents incorporated by reference herein, (B) any shares of our common stock issued or options to purchase common stock granted pursuant to our existing employee benefit plans referred to in this prospectus supplement or any documents incorporated by reference herein, (C) any shares of our common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this prospectus supplement or any documents incorporated by reference herein or (D) the potential repurchase of common stock by us.
In addition, each of our directors and executive officers have agreed to enter into lock-up agreements with the underwriter pursuant to which each of them, subject to certain limited exceptions, will agree not to sell, transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or without the prior written consent of Goldman Sachs & Co. LLC, for a period of 30 days after the date of this prospectus supplement. See “Share Available for Future Sales—Lock-up Agreements” for a description of these lock-up agreements.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later (but prior to this offering) by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
The underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “SGI.”
Price Stabilization and Short Positions
In connection with this offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriter in the open market prior to the completion of this offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
None of us, the selling stockholder or the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of us, the selling stockholder or the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter, or by its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with the selling stockholder to allocate a specific number of shares for sale to online brokerage account holders.
Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or the selling stockholder’s web sites and any information contained in any other web site maintained by the underwriter or the selling stockholder is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter or the selling stockholder in their respective capacities as underwriter or selling stockholder and should not be relied upon by investors.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including the selling stockholder. They have received, or may in the future receive, customary fees and commissions for these transactions.
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
In the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. The underwriter and its affiliates have a lending relationship with us and may hedge their credit exposure to us consistent with their customary risk management policies. Typically, an underwriter and its affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the common stock. Any such credit default swaps or short positions could adversely affect future trading prices of the common stock. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates, including the selling stockholder. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”), provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA or (6) as specified in Regulation 32.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS
Cleary Gottlieb Steen & Hamilton LLP, New York, New York, has passed upon the validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain legal matters with respect to this offering for the underwriter. Simpson Thacher & Bartlett LLP, New York, New York, acted as counsel for the selling stockholder.

EXPERTS
The consolidated financial statements and schedule of Somnigroup International Inc. appearing in Somnigroup International Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Somnigroup International Inc.'s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Mattress Firm Group Inc. as of October 1, 2024 and October 3, 2023, and for the years then ended, incorporated into this prospectus supplement by reference to Somnigroup’s Amendment No. 2 to Current Report on Form 8-K, dated February 28, 2025, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all the information set forth or incorporated by reference in the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. Whenever a reference is made in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract or other document referred to in any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at investor.somnigroup.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is https://www.somnigroup.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A related to our 2025 annual meeting of stockholders, filed with the SEC on March 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarter period ended March 31, 2025, filed with the SEC on May 12, 2025;
•
our Current Reports on Form 8-K, filed with the SEC on January 24, 2025; February 5, 2025, as amended on February 6, 2025 and as further amended on February 28, 2025 (with respect to Items 2.01, 2.03, 3.02, 5.02 and 9.01); February 18, 2025; February 20, 2025 (with respect to Item 8.01); March 7, 2025; March 24, 2025; April 22, 2025; and May 8, 2025 (with respect to Item 8.01); and

•	the description of our common stock set forth in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025.
Any future filings Somnigroup International Inc. makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement are incorporated herein by reference (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement except as so modified or superseded. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. See “Where You Can Find More Information” for details on how you can obtain any of the documents we incorporate by reference or refer to in this prospectus supplement and the accompanying prospectus through our website or from the SEC.

PROSPECTUS

Common Stock
This prospectus relates to the proposed resale from time to time of up to 34,200,000 shares of common stock, par value $0.01 per share (the “common stock”), by the selling stockholders named herein, together with any of such stockholders’ transferees, pledgees, donees or successors. The selling stockholders acquired these shares from us pursuant to an Agreement and Plan of Merger, dated May 9, 2023, by and among us, Lima Holdings Corporation, Lima Deal Corporation LLC, Mattress Firm Group Inc. and Steenbok Newco 9 Limited, as the stockholders’ representative (the “Stockholder Representative”), in connection with our acquisition of Mattress Firm Group Inc. (“Mattress Firm”).
The selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of the common stock.
Our common stock is listed on the New York Stock Exchange under the trading symbol “SGI.” On February 25, 2025, the last reported sale price of our common stock was $65.13 per share.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 28, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or of any sale of our securities. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time. Each time any selling stockholder not named in this prospectus (or in any supplement to this prospectus) sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder must provide a copy of this prospectus and a prospectus supplement naming such selling stockholder as a selling stockholder, to a potential purchaser, as required by law.
We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus and any documents incorporated by reference.
The selling stockholders may offer and sell shares of our common stock directly to purchasers through agents selected by the selling stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of shares of our common stock. See “Plan of Distribution.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
Unless the context indicates otherwise, as used in this prospectus, the term “Somnigroup International” refers to Somnigroup International Inc. only, and the terms “Somnigroup,” “Company,” “we,” “our,” “ours” and “us” refer to Somnigroup International Inc. and, where appropriate, its subsidiaries on a consolidated basis.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Somnigroup International Inc.
Somnigroup is the world’s largest bedding company, dedicated to enriching people’s lives through the power of a good night’s sleep. With superior capabilities in design, manufacturing, distribution and retail, we deliver breakthrough sleep solutions and serve the evolving needs of consumers in over 100 countries worldwide through our fully-owned businesses, Tempur Sealy, Mattress Firm and Dreams. Our portfolio includes the most highly recognized brands in the industry, including Tempur-Pedic®, Sealy® and Stearns & Foster®, and our global omni-channel platform enables us to meet consumers wherever they shop, offering a personal connection and innovation to provide a unique retail experience and tailored solutions.
Company Information
Our principal executive office is located at 1000 Tempur Way, Lexington, Kentucky 40511 and our telephone number is (800) 878-8889. Somnigroup International Inc. was incorporated under the laws of the State of Delaware in September 2002. Our website address is www.somnigroup.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.
The Somnigroup logo and other trademarks or service marks of Somnigroup appearing in this prospectus are the property of Somnigroup. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING
Common Stock
Up to 34,200,000 shares of our common stock.
Use of Proceeds
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from the sale of shares of common stock hereunder.
New York Stock Exchange Symbol
Our common stock is listed on the New York Stock Exchange under the symbol “SGI.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes information concerning one or more of our plans; objectives; goals; strategies and other information that is not historical information. When used in this prospectus, the words “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “might,” “projects,” “predicts,” “plans,” “proposed,” “targets,” “intends,” “believes,” “will,” “may,” “could,” “is likely to” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations and beliefs and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct.
Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements in this prospectus. These risk factors include the impact of the macroeconomic environment including its impact on consumer behavior in both the U.S. and internationally on our business segments and expectations regarding growth of the mattress industry; changes in economic conditions, including inflationary trends in the price of raw materials; uncertainties arising from global events (including the Russia-Ukraine conflict and the conflict in the Middle East), labor costs and other employment-related costs; loss of suppliers and disruptions in the supply of raw materials; competition in our industry; the effects of strategic investments on our operations, including our efforts to expand our global market share and actions taken to increase sales growth, including the recently completed acquisition of Mattress Firm; expectations regarding Mattress Firm’s ongoing operations; the ability to successfully integrate Mattress Firm into the Company’s operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the ability to develop and successfully launch new products; capital project timelines; the ability to realize all synergies and benefits of acquisitions (including the merger with Mattress Firm); our reliance on information technology (“IT”) and the associated risks involving realized or potential security lapses and/or cyber based attacks; the impact of cybersecurity incidents (such as the July 2023 incident) on our business, results of operations or financial condition, including our assessments of such impact; the Company’s ability to restore its critical operational data and IT systems in a reasonable time frame following a cybersecurity incident; changes in interest rates; effects of changes in foreign exchange rates on our reported earnings; expectations regarding our target leverage and our share repurchase program; compliance with regulatory requirements and the possible exposure to liability for failures to comply with these requirements; the outcome of pending tax audits or other tax, regulatory or investigation proceedings and pending litigation; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carryforwards; and our capital structure and debt level, including our ability to meet financial obligations and continue to comply with the terms and financial ratio covenants of our credit facilities.
Other potential risk factors include the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, there may be other factors that may cause our actual results to differ materially from the forward-looking statements.
All forward-looking statements attributable to us apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as may be required by law, we undertake no obligation to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS
All the shares of common stock to be sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales. The selling stockholders will pay any fees and expenses of any legal counsel engaged by the selling stockholders and all applicable underwriting discounts, selling commissions and transfer taxes, if any, and any other expenses incurred by the selling stockholders in respect of the sale of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration statement of which this prospectus forms a part, including, without limitation, all registration fees, listing fees of the New York Stock Exchange and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK
As of the date of this prospectus, our authorized capital stock is 500,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, $0.01 par value per share, none of which are issued and outstanding.
A description of the material terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.
Common Stock
Voting Rights. Holders of our common stock are entitled to one vote per share for each share held of record on all matters to be voted upon by the stockholders.
With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Delaware law or our certificate of incorporation, the act of the stockholders shall be the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at a meeting of stockholders at which a quorum is present; provided that, for purposes thereof, (a) all abstentions are counted as votes present and entitled to vote and have the same effect as votes against the matter and (b) broker nonvotes are not counted as voted either for or against such matter.
Holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. The Company’s amended and restated bylaws provide that a director in an uncontested election will be elected by a majority of the votes cast at the annual meeting of stockholders. In the event that the number of votes “against” a director exceeds the number of votes “for” that director, that director must tender his or her resignation to our board of directors. The nominating and corporate governance committee of our board of directors will make a recommendation to the board whether to accept the resignation. In an election for directors where the number of nominees exceeds the number of directors to be elected—a contested election—the amended and restated bylaws provide that each director shall be elected by the vote of a plurality of the shares represented at the meeting and entitled to vote on the matter. Abstentions, broker nonvotes and withheld votes are not counted as votes cast.
Classified Board. Neither the Company’s amended and restated certificate of incorporation nor its amended and restated bylaws provide for a classified board of directors.
Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of funds legally available for that purpose.
Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Preemptive, Conversion, Subscription or Redemptive or Sinking Fund Rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.
Certain Business Combination Restrictions. We are not subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales or other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the past three years did own, 15% or more of the corporation’s voting stock. The statute is intended to prohibit or delay mergers or other takeover or change in control attempts. Although we have elected out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
Preferred Stock
Our amended and restated certificate of incorporation provides for the authorization of 10,000,000 shares of preferred stock. The shares of preferred stock may be issued by our board of directors, subject to any limitations prescribed by law, without further vote or action by the stockholders from time to time in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.
The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of our common stock. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends on common stock. Holders of our preferred stock would typically be entitled to receive a preference payment in the event of our liquidation, dissolution or winding up before any payment is made to the holders of common stock. Additionally, the issuance of our preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. There are currently no shares of preferred stock outstanding.
Certain Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders may not take action by written consent, but only at a duly called annual or special meeting of the stockholders, and that special meetings of our stockholders may be called only by the chairman of the board of directors, the president or a majority of the board of directors. Thus, without approval by the chairman of the board of directors, the president or a majority of the board of directors, stockholders may take no action between meetings. These provisions may have the effect of delaying until the next annual stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities, including actions to remove directors. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired all or a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders’ meeting, and not by written consent.
Proxy Access. Our amended and restated bylaws permit a stockholder or group of stockholders meeting certain eligibility requirements to nominate directors (up to the greater of two or twenty percent of the number of directors then in office) to serve on the board and to have those nominees included in the Company’s proxy solicitation materials. The eligibility requirements include the requirement to continuously hold an aggregate of three percent or more of the voting power of the Company’s outstanding common stock for at least three years, with up to twenty stockholders being able to aggregate their holdings to meet this requirement.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated certificate of incorporation and amended and restated bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, provide timely notice of this intention in writing. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of (i) 60 days prior to the date of the meeting or (ii) the 10 day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to our secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made.

The notice must contain, among other things, certain information about the stockholder delivering the notice and, as applicable, background information about each nominee or a description of the proposed business to be brought before the meeting. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.
Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the New York Stock Exchange. These additional shares may be utilized for a variety of corporate acquisitions and employee benefit plans.
Super-Majority Voting. Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws require a greater percentage. Provisions in our amended and restated certificate of incorporation require the affirmative vote of the holders of at least 67% of our authorized voting stock to amend or repeal certain provisions of our certificate of incorporation which include, but are not limited to, provisions which would reduce or eliminate the number of authorized common or preferred shares and all indemnification provisions. Such 67% stockholder vote would in either case be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock at the time any such amendments are submitted to stockholders. Our amended and restated bylaws may also be amended or repealed by a majority vote of our board of directors.
Board Discretion in Considering Certain Offers. Our amended and restated certificate of incorporation empowers our board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefit to stockholders. Such factors may include (i) comparison of the proposed consideration to be received by stockholders in relation to the then-current market price of our capital stock, our estimated current value in a freely negotiated transaction and our estimated future value as an independent entity, and (ii) the impact of such a transaction on our employees, suppliers and customers and its effect on the communities in which we operate.
Limitation of Liability. Our amended and restated certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. Our amended and restated certificate of incorporation and amended and restated bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.
New York Stock Exchange Listing
Our common stock is listed on the New York Stock Exchange under the symbol “SGI.”

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 34,200,000 shares of our common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders in connection with our acquisition of Mattress Firm. Pursuant to the Agreement and Plan of Merger dated May 9, 2023 (the “Merger Agreement”) we entered into in connection with such acquisition, we have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective and usable until August 5, 2026, which is the 18-month anniversary of the closing date of such acquisition (the “Closing Date”), or such earlier time as (i) the date that all shares covered by this registration statement have been sold hereunder or otherwise, or (ii) no selling stockholder is an “affiliate” of the Company or owns at least 2% of shares of common stock outstanding. In addition, the Company may be obligated to file additional registration statements at the request of certain of the selling stockholders under the circumstances specified in the Merger Agreement.
The following table sets forth certain information with respect to each selling stockholder, including (i) the name of each selling stockholder; (ii) the number of shares beneficially owned by each of the respective selling stockholders prior to this offering; (iii) the number of shares that may be offered under this prospectus by each selling stockholder; and (iv) the number of shares of our common stock beneficially owned by each selling stockholder after completion of this offering, assuming all of the shares covered hereby are sold. The selling stockholders may sell some, all or none of their shares of common stock covered by this prospectus. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any shares, except as follows. Of the 34,200,000 shares issued in connection with our acquisition of Mattress Firm to the selling stockholders, 18,771,653 shares are subject to certain lock-up agreements with the Company. The lock-up with respect to 15,376,743 shares held by the Stockholder Representative is subject to certain customary exceptions and will expire on May 5, 2025, three months after the Closing Date. The lock-up with respect to 3,219,740 shares held by certain employees of Mattress Firm is subject to certain customary exceptions and will expire on February 5, 2027, two years after the Closing Date. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus each of the selling stockholders will own in the future. Except as otherwise disclosed herein, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us.
The information set forth in the table below is based upon information obtained from the selling stockholders and is as of February 25, 2025. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own. The percentage of shares beneficially owned prior to, and after, the offering is based on 208,524,132 shares of common stock outstanding as of February 25, 2025, which includes the issuance of 34,200,000 shares of common stock upon the closing of the merger with Mattress Firm on February 5, 2025.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Beneficial Ownership Prior to This Offering			Beneficial Ownership After This Offering
Name of Selling Stockholder	Shares of Common Stock	% of Total Voting Power Before This Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock	% of Total Voting Power After This Offering
Stockholder Representative(1)	15,376,743	7.4%	15,376,743	—	—%
Certain funds and accounts managed by Abrams Capital Management, L.P.
Abrams Capital Partners I, L.P.(2)	360,361	*	101,483	258,878	*
Abrams Capital Partners II, L.P.(2)	4,818,606	2.3%	1,388,729	3,429,877	1.6%
Whitecrest Partners, LP(2)	666,279	*	185,424	480,855	*
Entities affiliated with JPMorgan Chase & Co.
Aldermanbury Investments Limited(3)	18,543	*	18,543	—	—%
Fund managed by the European Special Situations Trading Desk at Barclays
Barclays Bank PLC(4)	157,662	*	157,662	—	—%
Entities affiliated with The Baupost Group, L.L.C.
Entities affiliated with The Baupost Group, L.L.C.(5)	1,568,349	*	1,568,349	—	—%
Fund managed by Catalur Capital Management, LP
Catalur Master Fund, LP(6)	37,235	*	37,235	—	—%
Certain funds and accounts managed or advised by or affiliated with CSCP III Cayman GP Ltd. or Centerbridge Credit GP Investors, L.L.C.
Centerbridge Credit Partners Master AIV III, L.P.(7)	1,798,388	*	1,798,388	—	—%
Centerbridge Special Credit Partners III AIV III, L.P.(7)	825,061	*	825,061	—	—%
Holdings managed by the Markets division of Citigroup
Citigroup Global Markets Limited(8)	221,975	*	221,975	—	—%
Certain funds and accounts managed by Davidson Kempner Capital Management LP
Midtown Acquisitions L.P.(9)	1,047,690	*	1,047,690	—	—%
Fund managed by Farallon Capital Management, L.L.C.
Affix Holdings, LLC(10)	1,341,242	*	1,341,242	—	—%
Fund managed by Goldman Sachs Group, Inc.
ELQ Investors II Ltd(11)	962,983	*	962,983	—	—%
Certain funds and accounts managed by Bardin Hill Investment Partners LP
Bardin Hill Opportunistic Credit Master Fund LP(12)	19,362	*	19,362	—	—%

	Beneficial Ownership Prior to This Offering			Beneficial Ownership After This Offering
Name of Selling Stockholder	Shares of Common Stock	% of Total Voting Power Before This Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock	% of Total Voting Power After This Offering
Bardin Hill NE Fund LP(12)	7,447	*	7,447	—	—%
Brown Cayman I(12)	21,968	*	21,968	—	—%
Bardin Hill WC Fund LP(12)	37,347	*	37,347	—	—%
HCN LP(12)	145,173	*	145,173	—	—%
HDML Fund I LLC(12)	3,647	*	3,647	—	—%
Halcyon Eversource Credit LLC(12)	19,525	*	19,525	—	—%
HDML Fund II LLC(12)	52,396	*	52,396	—	—%
Halcyon Vallee Blanche Master Fund LP(12)	52,588	*	52,588	—	—%
Halcyon Event-Driven Master Fund LP(12)	60,099	*	60,099	—	—%
Fund managed by Joseph Femenia
Jefferies LLC(13)	254	*	254	—	—%
Certain funds and accounts managed by Stonehill Capital Management LLC
Stonehill Master Fund Ltd.(14)	382,783	*	382,783	—	—%
Stonehill Institutional Partners, L.P.(14)	442,360	*	442,360	—	—%
Certain funds and accounts managed by Silver Point Capital, L.P.
SPCP Access Holdings, LLC(15)	287,279	*	287,279	—	—%
SPCP Institutional Group, LLC(15)	682,913	*	682,913	—	—%
SPCP Group, LLC(15)	1,815,760	*	1,815,760	—	—%
Certain funds and accounts managed by Strategic Value Partners, LLC
Strategic Value Capital Solutions Master Fund, L.P.(16)	280,325	*	280,325	—	—%
Strategic Value Opportunities Fund, L.P.(16)	526,655	*	526,655	—	—%
Strategic Value Special Situations Master Fund IV, L.P.(16)	147,044	*	147,044	—	—%
Strategic Value Special Situations Master Fund V, L.P.(16)	195,115	*	195,115	—	—%
All other selling stockholders
All other selling stockholders	3,875,441	1.9%	3,875,441	—	—%
All selling stockholders	38,256,598	18.3%	34,086,988	4,169,610	2.0%

*	Denotes less than 1%.
(1)
The Stockholder Representative’s shares are owned by Steenbok Newco 9 Limited, which is a wholly-owned, indirect subsidiary of Ibex Topco B.V. (previously known as Steinhoff Topco B.V.). The Stockholder Representative’s registered address is The Space (Floor 3), 120 Regent Street, London, England, W1B 5FE.

(2)
Abrams Capital Management, L.P., a Delaware limited partnership that is registered with the SEC as an investment adviser, manages Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P. and Whitecrest Partners, LP. Abrams Capital, LLC is the general partner of Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P. and Whitecrest Partners, LP. David C. Abrams (“Mr. Abrams”) is the managing member of Abrams Capital, LLC. By virtue of the relationships described above, Mr. Abrams has voting power with respect to the shares of common stock held by, Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P. and Whitecrest Partners, LP. The address for each of the foregoing entities is c/o Abrams Capital, 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116.

(3)
Aldermanbury Investments Limited (“AIL”) is an indirect wholly owned subsidiary of JPMorgan Chase & Co. (“JPM”). JPM, in its capacity as parent holding company, disclaims beneficial ownership of these shares. Each of Jennifer Margaret Ballinger, Clare Louise Johns, Nazy Namazi and Kimberley Harden Taylor are directors of AIL, a private limited company incorporated in England and Wales, and as such may be deemed to have voting and dispositive power over the ordinary shares held by AIL. Each of Jennifer Margaret Ballinger, Clare Louise Johns, Nazy Namazi and Kimberley Harden Taylor disclaims beneficial ownership of these ordinary shares, except to the extent of any pecuniary interest therein. AIL is an affiliate of JPM, a registered broker-dealer. The shares of common stock held by AIL were acquired in the ordinary course of its investment business, and at the time of acquisition of such shares of common stock, AIL had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock. The address for each of AIL, Jennifer Margaret Ballinger, Clare Louise Johns, Nazy Namazi and Kimberley Harden Taylor is 25 Bank Street, Canary Wharf, London, E14 5JP.
(4)
Romain Rachidi (“Mr. Rachidi”) is a managing director of Barclays Bank PLC (“Barclays”). By virtue of this relationship, Mr. Rachidi has voting and investment control over the shares held by Barclays, solely in respect of its European Special Situations Trading Desk (the “Special Situations Desk”) in its capacity as holder of the shares, and not any other desk, unit, group, division, or affiliate of Barclays and solely in respect of the Special Situations Desk’s shares. The address of this entity is 1 Churchill Place, Canary Wharf, London, E14 5HP.

(5)
The Baupost Group, L.L.C. (“Baupost”) is a registered investment adviser and acts as the investment adviser and general partner to certain private investment limited partnerships on whose behalf these shares were indirectly purchased. Baupost Group GP, L.L.C. (“Baupost GP”), as the manager of Baupost, and Seth A. Klarman (“Mr. Klarman”), as the sole managing member of Baupost GP and a controlling person of Baupost, may be deemed to have beneficial ownership of the shares beneficially owned by Baupost. Baupost GP and Mr. Klarman disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. Baupost is the managing general partner to eleven domestic investment limited partnerships (“Baupost Partnerships”). Certain Baupost Partnerships own an interest in Leerink Partners LLC (“Leerink”), a broker-dealer registered with the SEC and a member of FINRA. Baupost does not have an ownership interest in Leerink but by virtue of its role as the managing general partner of the Baupost Partnerships is deemed to have indirect control over Leerink. The shares of common stock indirectly held by Baupost were acquired in the ordinary course of its investment business, and at the time of acquisition of such shares of common stock, Baupost had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock. The address of Baupost, Baupost GP and Mr. Klarman is 10 St. James Ave., Suite 1700, Boston, Massachusetts 02116.

(6)
Catalur Capital Management, LP, an investment adviser registered with the SEC, is the investment manager of Catalur Master Fund, LP. David Tiomkin is the managing member of Catalur Capital Management, LP. The address of this entity is c/o Catalur Capital Management, LP is 60 East 42nd Street, Suite 1130, New York, New York 10165.

(7)
Centerbridge Special Credit Partners General Partner III, L.P. is the general partner of Centerbridge Special Credit Partners III AIV III, L.P. CSCP III Cayman GP Ltd. is the general partner of Centerbridge Special Credit Partners General Partner III, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit Partners Master AIV III, L.P. Centerbridge Credit Cayman GP, Ltd. is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Credit GP Investors, L.L.C. is the sole director of Centerbridge Credit Cayman GP, Ltd. Jeffrey H. Aronson (“Mr. Aronson”) is director of CSCP III Cayman GP Ltd. and managing member of Centerbridge Credit GP Investors, L.L.C. The address of Mr. Aronson and each of the foregoing entities is c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Fl., New York, New York 10152.

(8)
Alexis Serero and George Bearryman, as members of the EMEA Flow Credit Trading desk in the Markets division of Citigroup, may be deemed to share voting and investment power of the shares owned by Citigroup Global Markets Limited (“CGML”). CGML is a registered broker-dealer in the United Kingdom and is an affiliate of Citigroup Global Markets Inc. The shares of common stock held by CGML were acquired in the ordinary course of its investment business, and at the time of acquisition of such shares of common stock, CGML had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock. The address of CGML is Citigroup Centre, 33 Canada Square, London E14 5LB, United Kingdom.

(9)
Davidson Kempner Capital Management LP (“DKCM”), a Delaware limited partnership and registered investment adviser with the SEC, acts as the investment manager to Midtown Acquisitions L.P. Anthony A. Yoseloff (“Mr. Yoseloff”) is the Executive Managing Member of DKCM. In that position, Mr. Yoseloff, through DKCM, exercises investment authority over the securities held by Midtown Acquisitions L.P. The business address of DKCM is 520 Madison Avenue, 30th Floor, New York, New York 10022.

(10)
As the manager of Affix Holdings, LLC (“Affix”), Farallon Capital Management, L.L.C., a Delaware limited liability company (“FCM”), may be deemed to be a beneficial owner of the shares held by Affix. Each of Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Rajiv A. Patel, Dr. Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J.M. Spokes, John R. Warren, and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a senior managing member or managing member, as the case may be, of FCM, in each case with the power to exercise investment discretion, may be deemed to be a beneficial owner of such shares held by Affix. Each of FCM and the Farallon Managing Members disclaims any beneficial ownership of any such shares. The address of each of the entities and individuals referenced in this note is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(11)
Reflects shares held by ELQ Investors II Ltd (the “GS Entity”). The Goldman Sachs Group, Inc. (“Goldman Sachs”) is deemed to beneficially own all of the abovementioned shares. The GS Entity is an indirectly wholly owned subsidiary of Goldman Sachs. Each of Jeremy Alan Wiltshire (“Wiltshire”), Vikram Sethi (“Sethi”) and Paolo Santi (“Santi”) serves on the GS Entity’s board of directors and is also an employee of affiliates of Goldman Sachs and may be deemed to have beneficial ownership of the shares held by the GS Entity. Each of Wiltshire, Sethi and Santi disclaim beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of Goldman Sachs is 200 West Street, New York, New York 10282. The shares of common stock held by the GS Entity were acquired in the ordinary course of its investment business, and at the time of acquisition of such shares of common stock, the GS Entity had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock.

(12)
Bardin Hill Investment Partners LP (“BHIP”), an investment advisor registered with the SEC, is the investment manager for Bardin Hill Opportunistic Credit Master Fund LP, Bardin Hill NE Fund LP, Brown Cayman I, Bardin Hill WC Fund LP, HCN LP, HDML Fund I LLC, Halcyon Eversource Credit LLC, HDML Fund II LLC, Halcyon Vallee Blanche Master Fund LP and Halcyon Event-Driven Master Fund LP. Investment decisions of BHIP are made by one of three individuals, each of whom has individual decision making authority in their capacity as a Portfolio Manager of BHIP: Jason Dillow, John Greene or Pratik Desai. The address of BHIP is c/o Bardin Hill Investment Partners LP, 299 Park Ave., 24th Floor, New York, New York 10171.

(13)
Joseph Femenia, a trader of Jefferies LLC, has voting and investment control over the Class A Common Stock held by Jefferies LLC. Jefferies LLC is a registered broker-dealer. The business address of Jefferies LLC and Joseph Femenia is 520 Madison Avenue New York, New York 10022.

(14)
Stonehill Capital Management LLC, a Delaware limited liability company (“SCM”), is the investment adviser of Stonehill Institutional Partners, L.P. and Stonehill Master Fund Ltd. Stonehill General Partner, LLC (“Stonehill GP”) is the general partner of Stonehill Institutional Partners, L.P. By virtue of such relationships, SCM and Stonehill GP and the principals of such entities may be deemed to have voting and dispositive power over the shares owned by Stonehill Institutional Partners, L.P, and SCM and the principals of SCM may be deemed to have voting and dispositive power over the shares owned by Stonehill Master Fund Ltd. The principals of SCM and Stonehill GP are Samir Arora, John Motulsky, Jonathan Sacks, Peter Sisitsky, Michael Thoyer, Michael Stern and Garrett Zwahlen. The address of each of the foregoing entities is c/o Stonehill Capital Management LLC, 320 Park Avenue, 26th Floor, New York, New York 10022.
(15)
Silver Point Capital, L.P. (“Silver Point”) or its wholly owned subsidiaries are the investment managers of Silver Point Capital Fund, L.P., Silver Point Capital Offshore Master Fund, L.P., Silver Point Distressed Opportunities Fund, L.P., Silver Point Distressed Opportunities Offshore Master Fund, L.P., Silver Point Distressed Opportunity Institutional Partners, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. (the “Silver Point Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by SPCP Group, LLC on behalf of Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Master Fund, L.P., SPCP Access Holdings, LLC on behalf of Silver Point Distressed Opportunities Fund, L.P. and Silver Point Distressed Opportunities Offshore Master Fund, L.P. and SPCP Institutional Group, LLC on behalf of Silver Point Distressed Opportunity Institutional Partners, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. Silver Point Capital Management, LLC (“Silver Point Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the Silver Point Funds. Messrs. Edward A. Mulé and Robert J. O’Shea are each members of Silver Point Management and as a result may be deemed to be the beneficial owner of all of the securities held by the Silver Point Funds. Silver Point, Silver Point Management and Messrs. Mulé and O’Shea disclaim beneficial ownership of the reported securities held by Silver Point Funds except to the extent of their pecuniary interests. The address of each of the foregoing entities is 2 Greenwich Plaza, Suite 1, Greenwich, Connecticut 06830.

(16)
Mr. Victor Khosla (“Mr. Khosla”) is the sole member of Midwood Holdings, LLC, which is the managing member of Strategic Value Partners, LLC (“SVP”). Furthermore, Mr. Khosla is the Chief Investment Officer and controlling person of SVP, SVP Special Situations III-A LLC, SVP Special Situations IV LLC, SVP Special Situations V LLC and SVP Capital Solutions LLC. SVP Special Situations III-A LLC is the investment manager of Strategic Value Opportunities Fund, L.P., SVP Special Situations IV LLC, is the investment manager of Strategic Value Special Situations Master Fund IV, L.P., SVP Special Situations V LLC is the investment manager of Strategic Value Special Situations Master Fund V, L.P. and SVP Capital Solutions LLC is the Investment Manager of Strategic Value Capital Solutions Master Fund, L.P. The address of SVP is 100 West Putnam Avenue, Greenwich, Connecticut 06830.

PLAN OF DISTRIBUTION
We are registering the shares of common stock held by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.
Each selling stockholder of the common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this registration statement of which this prospectus forms a part effective and usable until the earlier of (i) August 5, 2026, which is the 18-month anniversary of the Closing Date, or such earlier time as (i) the date that all shares covered by this registration statement have been sold hereunder or otherwise, or (ii) no selling stockholder is an “affiliate” of the Company or owns at least 2% of shares of common stock outstanding. In addition, the Company may be obligated to file additional registration statements at the request of certain of the selling stockholders under the circumstances specified in the Merger Agreement. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon the validity of the shares of common stock offered by this prospectus.

EXPERTS
The consolidated financial statements of Somnigroup International incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and Somnigroup International management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements of Mattress Firm as of October 1, 2024 and October 3, 2023, and for the years then ended, incorporated by reference in this prospectus by reference to Somnigroup International’s Amendment No. 2 to Current Report on Form 8-K, dated February 28, 2025, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at investor.somnigroup.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is https://www.somnigroup.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are “incorporating by reference” certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A related to our 2024 annual meeting of stockholders, filed with the SEC on March 27, 2024;

•
our Current Reports on Form 8-K, filed with the SEC on January 24, 2025, February 5, 2025, as amended on February 6, 2025 and February 28, 2025 (with respect to Items 2.01, 2.03, 3.02, 5.02 and 9.01), and February 18, 2025; and

•	the description of our common stock set forth in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025.
Any future filings Somnigroup International makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated herein by reference (excluding any portions of such filings that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in those documents modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. See “Where You Can Find More Information” for details on how you can obtain any of the documents we incorporate by reference or refer to in this prospectus through our website or from the SEC.

15,376,743 Shares

Somnigroup International Inc.
Common Stock
PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC
May 12, 2025